UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2011

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51516 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

9F, Building A, Rongchao Marina Bay Center NO. 2021 Haixiu Road, Bao’an District, Shenzhen People’s Republic of China 518133 (Address of principal executive offices) (zip code)

+86 755 836 68489 (Registrant’s telephone number, including area code)

5th Floor, South Block, Building 11, Shenzhen Software Park Zhongke 2nd Road, Nanshan District, Shenzhen, PRC 518000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On April 15, 2011, the plaintiff Albert Snellink commenced this putative class action in the United States District Court, District of New Jersey against Universal Travel Group (the “Company”), and  Jiangping Jiang, Yizhao Zhang and Jing Xie, officers of the Company.  In the complaint, plaintiff alleges a claim for violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all defendants, and a claim for a violation of Section 20(a) of the Exchange Act against the individual defendants in connection with purported misrepresentations contained in the Company’s public filings and press releases.  The complaint seeks unspecified compensatory damages, and his costs incurred in the action.  The Company’s time to answer or move with respect to the complaint has not yet expired.  The Company believes that the allegations of complaint are without merit, and intends to vigorously defend the lawsuit.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2011	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jing Xie
Jing Xie
Chief Financial Officer